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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                                   ARMKEL, LLC

               1. The name of the limited liability company is Armkel, LLC.

               2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               3. The initial members of the limited liability company shall be
(i) Church & Dwight Co., Inc. and (ii) Kelso & Company.

               4. Unless and until otherwise provided in a limited liability company agreement between the members, all actions of the limited liability company shall require the consent of all members.

               IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Armkel, LLC on this 9/th/ day of March, 2001.

                                         ARMKEL, LLC

                                         By:    /s/ Robert A. Davies, III
                                                --------------------------------
                                         Name:  Robert A. Davies, III
                                         Title: Authorized Person


                                         By:    /s/ Michael B. Goldberg
                                                --------------------------------
                                         Name:  Michael B. Goldberg
                                         Title: Authorized Person